UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01     Changes in Registrant’s Certifying Accountant

(b)	Engagement of Independent Registered Public Accounting Firm

On January 6, 2015, Mercadien, P.C., Certified Public Accountants, notified Helios and Matheson Analytics Inc. (the “Company”) of its intention to not stand for reelection as the Company’s independent registered public accounting firm following the completion of the audit of the Company’s financial statements for the year ended December 31, 2014 because it would no longer meet the requirement of Section 10A of the Securities Exchange Act of 1934, as amended.

On March 27, 2015, upon approval of the Audit Committee of the Company’s Board of Directors, the Company engaged Rosenberg Rich Baker Berman & Company, Certified Public Accountants, to audit the Company’s financial statements and to perform reviews of interim financial statements. During the Company’s fiscal years ended 2013 and 2014, and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with Rosenberg Rich Baker Berman & Company regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered regarding the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue or (ii) any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON
ANALYTICS INC.

By:	/s/ Umesh Ahuja
Chief Financial Officer

Date: March 27, 2015